                                                                  EXHIBIT 15.5.2

                 DISTRIBUTION AND SHAREHOLDER SERVICE AGREEMENT


     THIS AGREEMENT made as of the 2nd day of January, 1997 between The Oberweis Funds, a Massachusetts business trust (the "Fund"), and Oberweis Brokerage, Inc., an Illinois corporation ("Oberweis Brokerage");


                                  WITNESSETH:

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the units of beneficial interest ("Units") of which are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund is authorized to issue Units in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently issues Units in three portfolios ("Shares"), the Emerging Growth Portfolio, the Micro-Cap Portfolio and the Mid-Cap Portfolio (collectively referred to, together with such other series as may hereafter be designated by the Board of Trustees and adopt the Agreement, as the "Portfolios" and individually referred to as a "Portfolio"); and

     WHEREAS, the Fund has adopted a plan ("Plan") pursuant to Rule 12b-1 of the 1940 Act in order to provide for the payment of certain distribution costs by the Fund; and

     WHEREAS, the Fund, in accordance with the Plan, desires to retain Oberweis Brokerage as the principal distributor for Shares of the Fund and the primary shareholder service agent for the Fund and Oberweis Brokerage is willing to act in such capacities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I:
                                  DISTRIBUTION

     1. Appointment of Distributor. The Fund hereby appoints Oberweis Brokerage as the principal distributor of the Shares of the Fund upon the terms and for the periods set forth in this Agreement. Oberweis Brokerage hereby accepts such appointment and agrees to render the services and perform the duties of distributor as set forth herein.

     2. Duties of Distributor. The following provisions shall apply to the obligations of Oberweis Brokerage as distributor under this Agreement:

          (a) The Fund agrees to sell Shares through Oberweis Brokerage, as agent, from time to time during the term of this Agreement upon the terms and at the current offering price described in the Fund's prospectus. Such sales may, however, be suspended whenever in the judgment of the Fund it is in the best interests to do so.

          (b) Oberweis Brokerage will hold itself available to receive or will arrange for the receipt of orders for the purchase of Shares and will (and shall have the authority to) receive and accept or reject or arrange for the receipt and acceptance or rejection of such orders on behalf of the Fund in accordance with the provisions of the Fund's prospectus.

          (c) Oberweis Brokerage shall not be obligated to sell any certain number of Shares.

          (d) In performing its duties hereunder, Oberweis Brokerage shall act in conformity with the Fund's Agreement and Declaration of Trust, By-Laws, Registration Statement and prospectus, and with the instructions and directions of the officers and Trustees of the Fund, and shall comply with and conform to the requirements of the 1940 Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state laws, regulations and rulings and Rules of the National Association of Securities Dealers, Inc.

          (e) Oberweis Brokerage shall be free to render to others services different from or similar to those rendered to the Fund hereunder so long as the services hereunder are not impaired thereby. It further is understood and agreed that by separate agreement with the Fund, Oberweis Brokerage may also serve the Fund in other capacities; that officers or employees of Oberweis Brokerage may serve as officers or Trustees of the Fund to the extent permitted by law; and Oberweis Brokerage or its officers or employees are not prohibited from engaging in any other business activity or from rendering services to any other entity, or from serving as officers, directors or trustees of any other organizations, including investment companies.

     3. Unreimbursable Distribution Costs. During the term of this Agreement, Oberweis Brokerage will pay from the fees provided under paragraph 1 of Article IV of this Agreement without further reimbursement by the Fund the following costs related to the distribution of the Fund's Shares:

          (a) Costs of all sales presentations, mailing, advertising and any other distribution efforts which may be undertaken by Oberweis Brokerage in its sole discretion with respect to the Shares. Such costs shall not be deemed to include the costs of preparing and setting in type prospectuses, statement of additional information, proxy materials, reports and notices or the costs of printing and distributing the same to existing shareholders and regulatory authorities .

          (b) Compensation of any personnel of Oberweis Brokerage for activities in connection with the distribution or sale of the Shares.

     4. Representations. Neither Oberweis Brokerage nor any other person is authorized by the Fund to give any information or to make any representation relative to the Shares other than those contained in the Fund's Registration Statement, prospectus or statement of additional information filed with the Securities and Exchange Commission as either may be amended from time to time, or in any supplemental information to said prospectus or statement of additional information approved by the Fund. Oberweis Brokerage agrees that any other information or representations other than those specified above which it or any dealer or other person who distributes Shares through Oberweis Brokerage may make in connection with the offer or sale of Shares shall be made entirely without liability on the part of the Fund. Oberweis Brokerage agrees that in offering or selling Shares as agent of the Fund, it will submit to the Fund's legal counsel or other representative, as may be designated by the Fund's Board of Trustees, copies of all sales literature and other similar materials before using the same, and will not use such sales literature if disapproved by the Fund.


                                  ARTICLE II:
                              SHAREHOLDER SERVICES

     1. Appointment of Shareholder Service Agent. The Fund hereby appoints Oberweis Brokerage as the primary shareholder service agent for the Fund upon the terms and for the periods set forth in this Agreement. Oberweis Brokerage hereby accepts such appointment and agrees to render the services and perform the duties of shareholder service agent as set forth herein.

     2. Services of Shareholder Service Agent. The services to be performed by Oberweis Brokerage as shareholder service agent are set forth in Exhibit A hereto which may at any time or from time to time be modified or amended by agreement of the parties in the form of an amended or supplemental schedule initialed by their authorized representatives. Oberweis Brokerage also agrees to perform such additional services within its capacity of shareholder service agent as may, from time to time, be requested by the Fund, provided that such additional services are the subject of a supplement to Schedule A hereto.

     3. Costs and Expenses of Performance. The Fund will reimburse Oberweis Brokerage for Oberweis Brokerage's approximate out-of-pocket cost, if any, of providing certain of the services contemplated by this Agreement as set forth in Exhibit A, including the costs of postage, data entry, modification and printout, stationery, tax forms, and all other external forms or printed material which may be required for performance by Oberweis Brokerage of the services contemplated by this Agreement ("Reimbursable Expenses"). Oberweis Brokerage shall submit to the Fund a monthly report setting forth in reasonable detail and Reimbursable Expenses of Oberweis Brokerage paid or incurred during such month. The Fund agrees to cause all such reports to be reviewed promptly (in no event less frequently than quarterly) after receipt. Immediately thereafter, Oberweis Brokerage will be notified of any discernable errors, discrepancies or omissions.

     4. Record Retention and Confidentiality. Oberweis Brokerage shall keep and maintain on behalf of the Fund all records which are required to be maintained pursuant to Rule 12b-1 and Rule 31a-1 under the 1940 Act that pertain to the activities under this Agreement and to preserve such records for the time periods prescribed therein; provided, however, Oberweis Brokerage shall not be required to maintain those records which would duplicate records required to be maintained pursuant to any other agreement entered into by the Fund. In addition, Oberweis Brokerage will maintain all records it is required to maintain pursuant to any applicable statutes, rules and regulations relating to the maintenance of records in connection with the services to be performed hereunder. Notwithstanding the foregoing, Oberweis Brokerage shall maintain, for a period of at least six (6) years, all records and documents which may be needed or required to support or document the entries made by Oberweis Brokerage in its performance of services hereunder. Oberweis Brokerage agrees that all records required to be maintained under this paragraph shall be the property of the Fund, shall be maintained in such fashion as to preserve the confidentiality thereof, and to comply with applicable rules and regulations of federal and/or state securities laws, and shall, in whole or any specified part, be available for inspection by or surrender to the Fund at any reasonable time after receipt of an appropriate written request.


                                  ARTICLE III:
                              APPOINTMENT OF FIRMS

     1. Appointment of Firms. It is understood and agreed that Oberweis Brokerage may in its discretion appoint broker-dealer and other firms to assist Oberweis Brokerage in providing distribution services to the Fund, including literature distribution, advertising and promotion. Oberweis Brokerage may also appoint broker-dealer and other firms (including depository institutions such as commercial banks and savings and loan associations) to provide administrative services for their clients as shareholders of the Fund. The agreements between Oberweis Brokerage and such other firms are collectively referred to as "Service Agreements" and shall be substantially in the form of the agreement attached hereto as Exhibit B or Exhibit C or in a form otherwise approved by the Board of Trustees of the Fund. Such firms shall not be representatives or agents of the Fund and shall have no direct contractual relationship with the Fund.

     2. Services of Firms. The aforementioned broker-dealer and other firms (collectively "Firms") shall provide, among other things, office space and equipment, telephone facilities, personnel and assistance to Oberweis Brokerage in servicing accounts of such Firm's clients who own Fund Shares. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Fund's Shares of client account cash balances; answering routine client inquiries regarding the Fund; assistance to clients in changing dividend options, account designations and addresses; and such other services as the Fund may reasonably request.

                                 ARTICLE IV:
                           FEES, EXPENSES AND REPORTS

          1. Annual Fee. For all the services to be provided by Oberweis Brokerage hereunder, each Portfolio shall pay Oberweis Brokerage compensation at the annual rate of .25 of 1% of its average daily net assets, computed and accrued daily and payable monthly. This compensation shall be in addition to certain expense reimbursements provided for under Article II, paragraph 3 hereof.

          2. Fees to Firms. From the foregoing annual fee, Oberweis Brokerage may pay compensation to the Firms, if any, who shall be providing services under the Service Agreements.

          3. Expenses. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by Oberweis Brokerage under this Agreement.

          4. Reports. Oberweis Brokerage shall prepare reports for the Trustees of the Fund on a quarterly basis showing amounts expended by Oberweis Brokerage under this Agreement and the purposes for such expenditures, including amounts paid to the various Firms, if any, and such other information as from time to time shall be reasonably requested by the Trustees of the Fund.


                                   ARTICLE V:
                                    GENERAL

          1. Limitation of Liability. Neither Oberweis Brokerage nor any of its agents or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except liability to the Fund or its Shareholders to which Oberweis Brokerage would otherwise be subject by reason of Oberweis Brokerage's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, employee or agent of Oberweis Brokerage who may be or become an officer, Trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or to any series, or acting on any business of the Fund or of any series (other than services or business in connection with Oberweis Brokerage's duties as hereunder) to be rendering such services to or acting solely for the Fund or series and not as an officer, director, employee or agent or one under the control or direction of Oberweis Brokerage even though paid by Oberweis Brokerage.

     2.  Indemnification.

          (a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless Oberweis Brokerage, its officers and employees, and each person, if any, who controls Oberweis Brokerage within the meaning of
Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally, or otherwise (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement, the prospectus, or statement of additional information or any amendment or supplement thereof, or any advertisement or sales literature authorized by the Fund, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information with respect to Oberweis Brokerage furnished to the Fund by or on behalf of Oberweis Brokerage expressly for use in the Fund's Registration Statement, prospectus, statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. If any action is brought against Oberweis Brokerage or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to the foregoing, Oberweis Brokerage shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. Oberweis Brokerage, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Oberweis Brokerage or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in which event such fees and expenses shall be borne by the Fund. Anything in this subparagraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent. The Fund agrees promptly to notify Oberweis Brokerage of the commencement of any litigation or proceedings against the Fund or any of its officers or directors or controlling persons in connection with the issue and sale of shares or in connection with the Fund's Registration Statement, prospectus or statement of additional information, or any advertisement or sales literature.

     (b) Oberweis Brokerage agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, with respect to statements or omissions, if any, made in the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature in reliance upon and in conformity with information with respect to Oberweis Brokerage furnished in writing to the Fund by or on behalf of Oberweis
Brokerage expressly for use in the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. In case any action shall be brought against the Fund or any other person so indemnified based on the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof and in respect of which indemnity may be sought against Oberweis Brokerage, Oberweis Brokerage shall have the rights and duties given to the Fund and the Fund and each other person so indemnified shall have the rights and duties given to Oberweis Brokerage by the provisions of subparagraph (a) above.

          (c) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

          3. Duration and Termination. This Agreement shall continue, unless sooner terminated as provided herein, until one year from the date hereof, and shall thereafter continue in force from year to year so long as each such continuance is approved at least annually by the vote of the Board of Trustees of the Fund, including a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon the vote of a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) on 60 days written notice to Oberweis Brokerage. This Agreement may be terminated by Oberweis Brokerage at any time, without the payment of any penalty, on 60 days written notice to the Fund.

          4. Assignment. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Oberweis Brokerage shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Fund to consider whether an "assignment" will occur, and to take the steps necessary to enter into a new contract with Oberweis Brokerage.

          5. Authority of Oberweis Brokerage. Oberweis Brokerage hereby represents and warrants to the Fund that no consent or approval of, or other action by, any United States federal or state regulatory authority or other person or entity, which has not been obtained or taken, is required for the execution, delivery or performance by Oberweis Brokerage of this Agreement.

          6. Amendment of Agreement. This Agreement may be amended by mutual consent of the parties hereto, but the consent of the Fund must be by the vote of the Board of Trustees of the Fund, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto.

          7. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 8 of this Article below which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 3 of this Article.

          8. Limitation of Shareholder and Trustee Liability. All parties hereto are expressly put on notice of The Oberweis Funds Agreement and Declaration of Trust dated July 7, 1986 and all amendments thereto, all of which are on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representative as such representative and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding upon only the assets and property of the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                              THE OBERWEIS FUNDS


                              By   /s/James D. Oberweis
                                   ----------------------

                              Its  President
                                   -------------------------


Attest:


 /s/Sally A. Jordan
--------------------------

Its  Secretary
     ---------------------


                              OBERWEIS BROKERAGE, INC.


                              By   /s/James W. Oberweis
                                   ------------------------

                              Its  President
                                   ------------------------

Attest:


   /s/Patrick B. Joyce
 ---------------------

Its  Executive Vice President
     ------------------------

                                   EXHIBIT A
                              TO DISTRIBUTION AND
                         SHAREHOLDER SERVICE AGREEMENT


SERVICE TO BE RENDERED                                            CHARGE TO FUND
----------------------                                            --------------
I.  SHAREHOLDER ACCOUNTS
     1.  Open accounts, as necessary, and assist in
         maintaining on the records of the Fund's transfer
         agent current records for Fund shareholder
         accounts showing as to each shareholder (to the
         extent such information is available or obtainable):

          A.  Name(s) and address(es) with zip code(s)

          B.  Type of account and taxpayer
              identification or social security number

          C.  Number of Fund Shares currently owned

          D.  Account transaction history, including
              records of initial and additional purchases,
              redemptions, dividends and other
              distributions, and related tax
              information.......................................  Annual Fee*



     2.  Maintain files of account applications, requests
         and correspondence from or on behalf of
         shareholders in relation to Fund Shares as well as
         copies of all written responses thereto................  Annual Fee



     3.  Process with the Fund's transfer agent account
         records to show all changes or corrections to
         shareholders' registration and address records
         authorized in writing by or on behalf of the
         shareholder............................................  Annual Fee


--------------------

* Annual Fee as used in this Exhibit A refers to the fee set forth in Paragraph 2 of Article IV of the Agreement.

** The term "Cost" as used in this Exhibit A refers to approximate out-of-pocket tangible expenses such as postage and printing of forms.

SERVICE TO BE RENDERED                                      CHARGE TO FUND
----------------------                                      --------------

     4.  Assist the Fund's transfer agent in maintaining
         records of shareholders' transactions in Fund
         Shares for federal and state tax and securities law
         purposes...........................................   Annual Fee

II.  PURCHASES AND REDEMPTIONS
     1.  Conversion of monies to Federal funds..............   Annual Fee

     2.  Prepare and transmit by mail to each shareholder,
         confirmations as may be required by law of all
         purchases and redemptions of Fund Shares              Annual Fee
         effected through Oberweis Brokerage ...............   plus Cost**

     3.  Assist the Fund's transfer agent to prepare and
         transmit by mail to each shareholder periodic
         statements reflecting all purchases, dividends and    Annual Fee
         redemption of Fund Shares..........................   plus Cost

     4.  Receive, ascertain the adequacy of, and transmit
         to the Fund's transfer agent all purchase orders
         or redemption requests received by Oberweis
         Brokerage in accordance with the requirements
         set forth in the current prospectus of the Fund....  Annual Fee

     5.  Requisition from the Fund's custodian and remit
         the proceeds of redemption as directed by the
         individual shareholder in accordance with the
         current prospectus of the Fund.....................  Annual Fee

III. SHAREHOLDER COMMUNICATIONS & SERVICES

     1.  Provide, maintain and man telephone
         communication systems for shareholder inquiries
         concerning the administration of their Fund
         account............................................  Annual Fee

     2.  Receive and answer promptly all correspondence
         or similar inquiries from or on behalf of
         shareholders concerning the administration of
         their Fund accounts................................  Annual Fee

     3.  Refer to the Fund's investment adviser questions
         or matters related to its function.................  Annual Fee

SERVICE TO BE RENDERED                                       CHARGE TO FUND
----------------------                                       --------------

     4.  Prepare such reports and summaries of
         shareholder communications as may be requested
         by the Fund's officers for the preparation of
         reports to the Fund's trustees and appropriate
         regulatory authorities................................. Annual Fee

     5.  Provide and maintain a terminal with on-line
         facilities to provide information regarding Fund        Annual Fee
         shareholder accounts................................... plus Cost

IV.  PROXY MATERIALS, ANNUAL AND OTHER REPORTS

     1.  Transmit (but not prepare) notices of meetings
         and proxy statements, prospectuses, annual, semi-
         annual and quarterly reports as shall be requested
         by the Fund and coordinate such mailings to
         appropriate categories of Fund shareholders............ Cost

     2.  Assist the Fund's transfer agent to furnish to the
         Fund, by series if applicable, a list of Fund
         shareholders eligible to vote at shareholder
         meetings showing addresses of record and Shares
         held together with an affidavit or other
         appropriate certificate of the mailing of proxy
         materials.............................................  Annual Fee

V.   TAX MATTERS

     1.  Assist the Fund's transfer agent to prepare and
         transmit federal and state tax informational
         returns relating to Share transactions to               Annual Fee
         shareholders and governmental agencies................. plus Cost